UNITED STATES

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MAXWELL SHOE COMPANY INC.

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NEWS RELEASE

FOR IMMEDIATE RELEASE

MAXWELL SHOE COMPANY COMMENTS ON

JONES APPAREL GROUP’S TENDER OFFER RESULTS

Notes That Support For Jones’s Tender Offer Has Actually Decreased

Since Jones’s Last Extension

HYDE PARK, Mass. – May 17, 2004 – Maxwell Shoe Company Inc. (NASDAQ: MAXS) issued the following statement regarding Jones Apparel Group, Inc.’s (NYSE: JNY) announcement today that less than 1% of Maxwell Shoe Company’s outstanding shares were tendered into Jones’s offer:

Once again, Maxwell Shoe Company’s stockholders have clearly indicated that they, like our Board, believe Jones’s offer is significantly inadequate. In light of Jones’s second poor showing, we are surprised that Jones would choose to extend its $20.00 per share offer, rather than recognize the full value of our Company or pursue more realistic opportunities. As we’ve said before, Jones’s inadequate $20.00 per share offer does not deliver to our stockholders the value they deserve.

We are executing on our business strategy to the benefit of Maxwell Shoe Company stockholders and customers. On May 3, 2004, Maxwell Shoe Company announced that sales and backlog for the second quarter and six months ended April 30, 2004 are expected to be the best in the Company’s history. This unprecedented level of performance, combined with an 18-quarter track record of delivering on our promises, gives us confidence that we are well positioned to continue meeting our goals in 2004 and beyond.

We thank our stockholders for the unwavering confidence that they have expressed. We will continue to do what is in their best interests.

Maxwell Shoe Company noted that stockholder support for Jones’s tender offer has actually decreased since Jones’s last extension on April 19, 2004, when less than 2% of Maxwell Shoe Company’s outstanding shares were tendered into Jones’s offer.

Maxwell Shoe Company’s Board of Directors continues to recommend that stockholders REJECT Jones Apparel Group’s unsolicited $20.00 per share tender offer and not tender their shares, nor sign any consent solicitations that they may receive from Jones.

Important Additional Information

Maxwell Shoe Company Inc. (“Maxwell Shoe Company”) filed a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) with the Securities and Exchange Commission (“SEC”) on March 29, 2004, regarding Jones Apparel Group Inc.’s and MSC Acquisition Corp.’s (together, “Jones”) unsolicited tender offer for all the outstanding shares of Class A Common Stock of Maxwell Shoe Company at $20.00 per share, net to the seller in cash, without interest (the “Offer”). Maxwell Shoe Company stockholders should read the Schedule 14D-9 (including any amendments or supplements thereto) because these documents contain important information relating to the Offer and the related consent solicitation.

On April 21, 2004, Jones filed a definitive consent solicitation statement with the SEC relating to Jones’s proposed solicitation of consents of Maxwell Shoe Company stockholders to, among other things, remove all of Maxwell Shoe Company’s current directors and replace them with Jones’s nominees. In response, on April 23, 2004, Maxwell Shoe Company filed a definitive consent revocation statement on Form DEFC14A (the “Definitive Consent Revocation Statement”) with the SEC to counter Jones’s consent solicitation. Maxwell Shoe Company stockholders should read the Definitive Consent Revocation Statement (including any amendments or supplements thereto) because it contains additional information important to the stockholders’ interests in the Offer and the related consent solicitation.

The Schedule 14D-9, the Definitive Consent Revocation Statement and other public filings made by Maxwell Shoe Company with the SEC are available free of charge at the SEC’s website at www.sec.gov. Maxwell Shoe Company also will provide a copy of these materials free of charge at its website at www.maxwellshoe.com.

About Maxwell Shoe Company

Maxwell Shoe Company Inc. designs, develops and markets casual and dress footwear for women and children. The Company’s brands include AK ANNE KLEIN®, DOCKERS® FOOTWEAR FOR WOMEN, J.G. HOOK, JOAN AND DAVID, CIRCA JOAN & DAVID, MOOTSIES TOOTSIES AND SAM & LIBBY.

Forward-Looking Statements

Statements made in this press release indicating Maxwell Shoe Company’s, the Board of Directors’ or management’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements. These statements are only predictions and may differ materially from actual future events or results. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause Maxwell Shoe Company’s actual results to differ materially from those projected in such forward-looking statements. Such risks, assumptions and uncertainties include, but are not limited to: changing consumer preference; inability to successfully design, develop or market its footwear brands; the inability to successfully re-introduce the Joan & David brand into the market; competition from other footwear manufacturers or retailers; loss of key employees; general economic conditions and adverse factors impacting the retail footwear industry; the inability by Maxwell Shoe Company to source its products due to political or economic factors; potential disruption in supply chain or customer purchasing habits due to health concerns relating to severe acute respiratory syndrome or other related illnesses; and the imposition of trade or duty restrictions or work stoppages of transportation or other workers who handle or manufacture Maxwell Shoe Company’s goods. Additional risks, assumptions and uncertainties associated with Jones’s pending tender offer include: the risk that Maxwell Shoe Company’s customers may delay or refrain from purchasing Maxwell Shoe Company products due to uncertainties about Maxwell Shoe Company’s future; the risk that key employees may pursue other employment opportunities due to concerns as to their employment security with Maxwell Shoe Company; the risk that stockholder litigation commenced in connection with Jones’s offer might result in significant costs of defense, indemnification and liability; the risk that the Board of Directors’ analysis and the basis of their recommendation to the stockholders ultimately may prove to be inaccurate; and other risks discussed in documents filed by Maxwell Shoe Company with the SEC. All forward-looking statements are qualified by these cautionary statements and are made only as of the date they are made. Maxwell Shoe Company is under no obligation (and expressly disclaims any such obligation) to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:	Richard J. Bakos
Chief Financial Officer
Maxwell Shoe Company
(617) 333-4007

Investors:	Lex Flesher
MacKenzie Partners, Inc.
(212) 929-5397

Allison Malkin
Integrated Corporate Relations
(203) 222-9013

Media:	Dan Katcher / Barrett Godsey
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449